Exhibit 7.2

Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

January 17, 2006

Securities and Exchange Commission
450 Fifth Street SW
Washington, DC 20549

Re: Envirokare Tech, Inc.
Commission File Number 000-26095

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K/A-2 dated January 17, 2006 concerning the non-reliance on previously issued financial statements and the withdrawal of our audit reports on the years ended December 31, 2004, 2003, 2002, and 2001.

Sincerely,.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
 Spokane, WA